PROSPECTUS SUPPLEMENT	REGISTRATION NO. 333-52022
(To Prospectus dated August 15, 2007)	Filed Pursuant to Rule 424(b)(3)

1,000,000,000 Depositary Receipts
Oil Service HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Oil Service HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Baker-Hughes Inc.	BHI	21	NYSE
BJ Services Company	BJS	28	NYSE
Cameron International Corporation	CAM	16	NYSE
Diamond Offshore Drilling, Inc.	DO	11	NYSE
ENSCO International Inc.	ESV	11	NYSE
Exterran Holdings, Inc.	EXH	1.625	NYSE
Halliburton Company	HAL	44	NYSE
Nabors Industries Ltd.	NBR	24	NYSE
National Oilwell Vargo Inc.	NOV	18.05	NYSE
Noble Corporation	NE	22	NYSE
Rowan Companies, Inc.	RDC	8	NYSE
Schlumberger Ltd.	SLB	22	NYSE
Smith International, Inc.	SII	16	NYSE
Tidewater Inc.	TDW	5	NYSE
(New) Transocean Inc.	RIG	22.094	NYSE
Weatherford International Ltd.	WFT	36	NYSE

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2008.